UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2004

Southern California Gas Company

(Exact name of registrant as specified in its charter)

California	1-1402	95-1240705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 West Fifth Street, Los Angeles, California	90013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 244-1200

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 10, 2004, Southern California Gas Company (the “Company”) closed the public offering and sale of $100,000,000 aggregate principal amount of its Floating Rate First Mortgage Bonds, Series JJ, Due 2009 (the “Bonds”) with proceeds to the Company (after deducting underwriting discounts but before other expenses estimated at approximately $250,000) of 99.5% of principal amount. The sale of the Bonds was registered under the Company’s Registration Statement on Form S-3 (File No. 333-110004). The Bonds were issued pursuant to a Supplemental Indenture, dated as of December 10, 2004, which is attached hereto as Exhibit 4.1. The Bonds will mature on December 1, 2009. Interest on the Bonds accrues from December 10, 2004 and is payable on March 1, June 1, September 1 and December 1 of each year, beginning on March 1, 2005. Interest on the Bonds is initially equal to 2.63% per year and will be reset on each interest payment date, beginning on March 1, 2005, based on the 3 Month LIBOR Rate plus .17% per year. The Bonds are not redeemable prior to maturity. Further information regarding the sale of the Bonds is contained in the underwriting agreement and pricing agreement, which are attached hereto as Exhibits 1.1 and 1.2, respectively.

Item 9.01. Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement, dated December 7, 2004.
1.2	Pricing Agreement, dated December 7, 2004.
4.1	Supplemental Indenture, dated as of December 10, 2004.
4.2	Form of Bond (Included in Exhibit 4.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2004	SOUTHERN CALIFORNIA GAS COMPANY

	By:	/s/ Terry M. Fleskes
Terry M. Fleskes
Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement, dated December 7, 2004.
1.2	Pricing Agreement, dated December 7, 2004.
4.1	Supplemental Indenture, dated as of December 10, 2004.
4.2	Form of Bond (Included in Exhibit 4.1 hereto).